Exhibit 99.1

         Heritage Bankshares, Inc. Announces 28% Increase in Earnings
                            for the Third Quarter

    NORFOLK, Va., Oct. 21 /PRNewswire-FirstCall/ -- Heritage Bankshares, Inc. (OTC Bulletin Board: HBKS) today reported that net income for the third quarter totaled $586 thousand, or $0.33 per share (dilutive), up from $459 thousand, or $.27 per share last year, as adjusted for the 2-for-1 stock split distributed September 30, 2004.
    For the quarter, interest income increased 9.92 percent, from $1.86 million to $2.04 million from the third quarter last year. Interest expense declined 2.02 percent, from $545 thousand to $534 thousand. Net interest income for the quarter totaled $1.51 million, up from the $1.31 million reported for the same period last year. Non-interest income for the quarter was $234 thousand compared to $414 thousand reported last year. This change is largely due to a decline in the demand in the mortgage refinance market. The decrease was offset by a 15 percent increase in the interest margin which was due to strong loan growth in the loan portfolio. Non-interest expense was even with last year's third quarter, totaling $1 million.
    Assets at quarter end reached $147.94 million, representing a 6.25 percent increase over the $139.23 million reported last year. Net loans, the largest component of assets, grew 25 percent, ending the quarter at $117.75 million. The allowance for loan losses was $1.2 million or 1.03 percent of the loans at September 30, 2004. The Company made a $30 thousand dollar increase to its allowance for loan losses in the third quarter. Deposits for the third quarter were $130.95 million, a 9 percent increase over the $120.12 million reported in 2003. Equity capital of $15.06 million comprised 10.18 percent of total assets.
    For the first nine months of 2004, net interest income was up 16.3 percent over last year's results, reaching $4.33 million compared to $3.72 million in 2003. Non-interest income totaled $687 thousand compared with $1.06 million last year. Net income for the first nine months totaled $1.62 million, or $.93 per share (diluted), up from $1.27 million, or $.75 per share, a year ago. The exercise of non-qualified stock options during the first quarter of the year continues to favorably impact the Company's tax rate. The tax rate for the first nine months of the year was approximately 17.22 percent and is expected to continue to be lower than normal for the remainder of the year.

    Heritage Bankshares, Inc. is the parent company of Heritage Bank & Trust (http://www.heritagenorfolk.com). The Bank has four full-service branches in the city of Norfolk and one branch in the city of Chesapeake. The Bank offers 24 hour banking at all of the Norfolk locations. Heritage Bank & Trust provides a full range of financial services including business, personal and mortgage loans, insurance, and annuities.

    Safe Harbor Statement
    This press release and certain information provided periodically in writing by the Company contains certain "forward-looking statements" as defined in the federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding intent, belief or current expectation of the Company, its directors and officers with respect to, among other things: the current and long-term value of the Company, and the company's future performance. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statement.



    Heritage Bankshares, Inc.
    Consolidated Statement of Financial Condition

                                              (Unaudited)
                                              September 30,     September 30,
                                                  2004              2003
    ASSETS
    Cash and due from banks                     $8,108,783        $7,746,805
    Investments                                 17,345,953        31,145,152
    Loans, net of unearned income              117,752,458        94,233,581
    Loans held for sale                             59,000         1,470,249
    Accrued interest receivable                    571,714           578,799
    Premises and equipment                       2,255,095         2,311,249
    Other assets                                 1,842,757         1,746,697
                                               147,935,760       139,232,532
    LIABILITIES
    Non-interest bearing deposits               27,065,502        25,952,682
    Interest bearing deposits                  103,885,442        94,171,129
                                               130,950,944       120,123,811
    Short-term borrowings                           56,312            56,671
    Securities sold under agreements
     to repurchase                               1,023,423         5,087,325
    Accrued interest payable                       210,573           223,226
    Other liabilities                              634,428           858,821
                                               132,875,680       126,349,854

    STOCKHOLDERS' EQUITY
    Common stock, $5.00 par value-
     authorized 3,000,000 shares, issued
     and outstanding 1,703,582 shares            8,517,910         3,957,625
    Additional paid-in capital                      20,797          (261,974)
    Retained earnings                            6,477,943         9,002,446
    Unrealized gains on investment
     securities                                     43,430           184,581
                                                15,060,080        12,882,678

                                              $147,935,760      $139,232,532



    Heritage Bankshares, Inc.
    Unaudited Consolidated Statement of Operations

                                 Three months ended       Nine months ended
                                    September 30,           September 30,
                                  2004        2003        2004        2003
      Interest and fees
       on loans                $1,898,774  $1,673,436  $5,406,724  $4,788,153
      Interest on investment
       securities                 135,841     159,952     454,788     522,346
      Interest on federal
       funds sold                   5,650      22,714      43,615      88,053
          Total interest
           income               2,040,265   1,856,102   5,905,127   5,398,552

    Interest expense:
      Interest on deposits        526,099     535,536   1,555,576   1,648,163
      Interest on short-term
       borrowings                   7,517       9,083      24,481      30,224
          Total interest
           expense                533,616     544,619   1,580,057   1,678,387

          Net interest income   1,506,649   1,311,483   4,325,070   3,720,165

    Provision for loan losses      30,000      30,000      40,000      40,000

    Net interest income after
     provision for loan losses  1,476,649   1,281,483   4,285,070   3,680,165

    Noninterest income:
      Services charges             79,525      77,980     226,820     226,893
      Other income                 99,228     144,656     286,346     352,507
      Mortgage banking income      55,661     191,013     173,908     485,408
                                  234,414     413,649     687,074   1,064,808

    Noninterest expense:
      Salaries and employee
       benefits                   511,828     584,571   1,552,806   1,587,642
      All other                   266,433     216,817     768,590     674,208
      Automated services          102,901      88,962     320,824     268,209
      Depreciation                 35,719      37,622     108,588     111,702
      Occupancy                    49,357      46,834     141,270     139,340
      Taxes and licenses           37,809      38,257     117,556     108,565
                                1,004,047   1,013,063   3,009,634   2,889,666

    Income before income taxes    707,016     682,069   1,962,510   1,855,307

    Income tax expense            121,360     223,540     337,930     589,540

    Net income                   $585,656    $458,529  $1,624,580  $1,265,767

    Earnings per common share
     - basic                        $0.34       $0.30       $0.97       $0.81

    Earnings per common share
     - assuming dilution            $0.33       $0.27       $0.93       $0.75

SOURCE  Heritage Bankshares, Inc.
    -0-                             10/21/2004
    /CONTACT: Robert J. Keogh, President & CEO of Heritage Bankshares, Inc., +1-757-523-2651/
    /Web site:  http://www.heritagenorfolk.com /
    (HBKS)

CO:  Heritage Bankshares, Inc.
ST:  Virginia
IN:  FIN OTC
SU:  ERN